SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported): June 3, 2004

Whiting Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300
(Address of principal executive offices, including ZIP code)

(303) 837-1661
(Registrant's telephone number)

Item 5.    Other Events and Regulation FD Disclosure.

Amended and Restated Credit Agreement

        On June 3, 2004, Whiting Petroleum Corporation (the “Company”), entered into an Amended and Restated Credit Agreement, dated June 3, 2004, among Whiting Oil and Gas Corporation, Whiting Petroleum Corporation, the financial institutions listed therein, Bank One, NA, as Administrative Agent, and Wachovia Bank, National Association, as Syndication Agent (the “Credit Agreement”). A copy of the Credit Agreement is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Hedges and Fixed Price Marketing Contracts

        The Company’s outstanding hedges and long-term fixed price marketing contracts as of June 3, 2004 are summarized below:

Hedging Transactions	Period	Monthly Volume (Mmbtu) (Bbl)	Floor/Ceiling
Natural Gas	Jul. - Sep. 2004	400,000	$4.50 / $8.35
Natural Gas	Oct. - Dec. 2004	400,000	4.50 / 9.40
Natural Gas	Oct. - Dec. 2004	400,000	4.50 / 12.00
Crude Oil	Apr. - Jun. 2004	50,000	28.00 / 35.50
Crude Oil	Apr. - Jun 2004	50,000	28.00 / 37.94
Crude Oil	Jul. - Sep. 2004	50,000	28.00 / 35.37
Crude Oil	Jul. - Sep. 2004	50,000	30.00 / 38.78
Crude Oil	Oct. - Dec. 2004	50,000	28.00 / 46.10
Crude Oil	Oct. - Dec. 2004	50,000	30.00 / 48.50

Long Term Contracts	Period	Gas (Mmbtu/Month)	Fixed Price
Natural Gas	Jan. 2002 - Dec. 2011	51,000	$4.22
Natural Gas	Jan. 2002 - Dec. 2012	60,000	3.74

Hedges and Contracts Summary	Hedged and Contracted (Mmbtu)/(Bbl) per Month	As a Percentage of 2003 Avg. Monthly Production (Gas/Oil)
April - June 2004	111,000 / 100,000	6.1% / 46.3%
July - September 2004	511,000 / 100,000	28.4% / 46.3%
October - December 2004	911,000 / 100,000	50.6% / 46.3%
2005 and thereafter	111,000 / -	6.1% / -

Item 7.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

(99.1)	Amended and Restated Credit Agreement, dated as of June 3, 2004, among Whiting Oil and Gas Corporation, Whiting Petroleum Corporation, the financial institutions party thereto, Bank One, NA, as Administrative Agent, and Wachovia Bank, National Association, as Syndication Agent.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION
Date: June 7, 2004	By: /s/ James J. Volker
James J. Volker
Chairman, President and
Chief Executive Officer

WHITING PETROLEUM CORPORATION
FORM 8-K
EXHIBIT INDEX

Exhibit
Number	Description

(99.1)	Amended and Restated Credit Agreement, dated as of June 3, 2004, among Whiting Oil and Gas Corporation, Whiting Petroleum Corporation, the financial institutions party thereto, Bank One, NA, as Administrative Agent, and Wachovia Bank, National Association, as Syndication Agent.